SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          January 3, 2005
                                                --------------------------------

Commission      Registrant, State of Incorporation,        I.R.S. Employer
File Number     Address and Telephone Number               Identification No.

001-11229       Mississippi Power Company                  64-0205820
                (A Mississippi Corporation)
                2992 West Beach
                Gulfport, Mississippi 39501
                (228) 864-1211

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.        Entry Into a Material Definitive Agreement.

         On January 3, 2005, Mississippi Power Company (the "Company") entered into a consulting agreement (the "Consulting Agreement") with Don E. Mason. Mr. Mason had served as the Company's Vice President of External Affairs and Corporate Services through January 1, 2005. The Company and Mr. Mason previously entered into a Separation Agreement dated July 26, 2004 (the "Separation Agreement") which contemplated the execution of the Consulting Agreement following Mr. Mason's retirement. The Separation Agreement was filed as Exhibit 10(e)(2) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

         Under the Consulting Agreement, Mr. Mason will provide professional consulting services as may be requested by the Company in exchange for payment of $750 per day worked. The Consulting Agreement will expire on June 30, 2006, unless earlier terminated by the Company in accordance with its terms. The Consulting Agreement includes confidentiality and non-disclosure provisions that apply during the term of the Consulting Agreement and for periods of time following its termination.

         The Consulting Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.


Item 9.01. Financial Statements and Exhibits.

                (c)   Exhibits.

                  10.1 Consulting Agreement dated January 3, 2005 between the Company and Don E. Mason.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 6, 2005                           MISSISSIPPI POWER COMPANY



                                                  By /s/Wayne Boston
                                                       Wayne Boston
                                                   Assistant Secretary